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                                  EXHIBIT 23.3

            Consent of Breyer & Aguggia as to its Federal Tax Opinion


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                                  March 6, 1997





Board of Directors
FirstSpartan Financial Corp.
380 E. Main Street
Spartanburg, South Carolina  29302

         RE:      FirstSpartan Financial Corp.
                  Registration Statement on Form S-1

To the Board of Directors:

         We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein under the headings "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" and "LEGAL AND TAX OPINIONS."

                                         Sincerely,

                                         /s/ Breyer & Aguggia

                                         BREYER & AGUGGIA

Washington, D.C.